Exhibit 99.1

2019 first quarter results
Press release
February 7, 2019

Press Release

Nuance Announces First Quarter 2019 Results

–	Exceeded Revenue, EPS and Margin Expectations

–	Raises Guidance for Full-year Operating Margin and EPS

–	for Continuing Operations

–	Completed Imaging Sale Post Quarter

–	Automotive Spin-off On Track

BURLINGTON, Mass., February 7, 2019 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its first quarter ended December 31, 2018.

“We are pleased with how we performed in the quarter, including overperformance in revenue and profits,” said Mark Benjamin, chief executive officer at Nuance. ”We delivered strong results across each of our segments, made progress in our strategic initiatives and continued our disciplined approach to capital allocation. As we move through this fiscal year, we remain focused on executing on our strategy to transition our conversational AI business to cloud-based, intelligence-driven solutions and on allocating resources to ensure maximum success in our high-growth markets.”

Subsequent to the end of the quarter, Nuance completed the sale of its Imaging business for $400 million and remains on track to complete the spin-off of its Automotive business later this fiscal year.

FY 2019 Reporting and Presentation Changes
Beginning in Q1 2019, the Company has implemented two financial reporting and presentation changes reflected in this quarter’s earnings materials.

Effective October 1, 2018, Nuance has adopted the ASC 606 revenue recognition standard using the modified retrospective approach. Under this adoption methodology, the Company does not recast its historical financials to reflect the implementation of ASC 606. Results will be presented for Q1 19 under both ASC 605 and 606 methodologies and all relevant year-over-year financial comparisons and trends will be on an ASC 605 basis only.

Due to the sale of the Imaging business, the Company is presenting results on a continuing and discontinuing operations basis.

ASC 606 Q1 19 Performance Summary
ASC 606 Q1 19 Results for continuing operations include:

–	GAAP revenue of $493.7 million and GAAP earnings per share of $0.06.

–
Non-GAAP revenue from continuing operations of $495.2 million, higher than our ASC 605 non-GAAP revenues by approximately $29.5 million, due to recognition of term licenses at the time of sale versus ratably over the term of the agreement.

–	Non-GAAP earnings per share from continuing operations of $0.33, approximately $0.03 above our ASC 605 non-GAAP earnings per share, due to the impact of the term license recognition noted above.

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ASC 605 Q1 19 Total Results Compared to November 2018 Guidance
To help investors evaluate Nuance’s Q1 19 performance against the Company’s initial guidance provided on November 19, 2018, which was presented on a consolidated basis, the following compares total Company performance against that guidance. In future periods, Nuance will provide guidance and report results for the remainder of fiscal 2019 on a continuing operations basis only.

–	GAAP revenue was $514.0 million. Company guidance was $495.0 million to $509.0 million.

–	Non-GAAP revenue was $516.3 million. Company guidance was $497.0 million to $511.0.

–	GAAP earnings per diluted share were $0.02. Company guidance was $(0.16) to $(0.13).

–	Non-GAAP earnings per diluted share were $0.34. Company guidance was $0.27 to $0.29.

Under ASC 605, Nuance exceeded the high end of prior guidance ranges for both revenue and earnings per share, reflecting over-achievement in the Enterprise and Imaging segments, as well as a continuing shift to recurring and cloud revenue models in the Healthcare Segment. In Enterprise, the revenue strength reflected higher license revenue as well as strong volumes for On-Demand cloud offerings. Healthcare revenue overall reflected strength in Dragon Medical cloud revenue, offset by lower EHR implementation services revenue. Automotive performance was slightly better than expected.

ASC 605 Q1 2019 Performance Summary

ASC 605 Q1 2019 results for continuing operations include:

–	GAAP revenue of $463.6 million, compared to $447.2 million in the same period last year.

–	Non-GAAP revenue of $465.7 million, compared to $453.2 million in the same period last year.

–
Organic revenue growth of 2% compared to the same period last year, led by strong performance in Dragon Medical cloud, Automotive and Enterprise, offset in part by declines in EHR services, our transcription business and the continued wind-down of our Other segment.

–	Recurring revenue of 77% of total non-GAAP revenue, up 300 basis points year over year

–	GAAP EPS of $0.03, compared to $0.16 in the same period last year.

–	Non-GAAP EPS of $0.30, compared to $0.23 in the same period last year.

–	Non-GAAP net income of $87.1 million, compared to $67.2 million in the same period last year.

–
GAAP Operating margin of 8.5%, compared to 0.6% in the same period last year, and Non-GAAP Operating margin of 28.5%, up 460 basis points from 23.9% in the same period last year. Operating margin benefitted from strong revenue and better revenue mix, as well as the impact of accelerated costs savings programs.

–	Cash flow from operations of $87.6 million, or 101% of non-GAAP net income, compared to $68.3 million, or 102% of non-GAAP income in the same period last year.

Capital Allocation
In the first fiscal quarter of 2019, Nuance repurchased a total of 4.9 million shares of its common stock, at an average price of $15.36 per share, and total consideration of $75.2 million. As of January 31, 2019, and since the beginning of the fiscal year, the Company has repurchased a total of 6.1 million shares of its common stock, at an average price of $15.06 per share, for an aggregate consideration of $91.3 million, and have approximately $466.0 million still available under our existing authorization for share repurchases. Since May 2018, Nuance has repurchased approximately 5.3% of its shares outstanding for an average price of $14.43.

Business Outlook
For its continuing operations, Nuance is confident in its 2019 outlook and is maintaining its full-year revenue guidance. The Company is increasing full-year operating margin guidance as a result of an improved mix of higher-margin

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recurring healthcare revenue and it is increasing full-year EPS guidance as a result of this revenue mix and the benefits from the Company’s capital allocation activities.  For a complete discussion of Nuance’s results and business outlook, including a reconciliation of this guidance on a continuing operations basis to previously issued guidance, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP financial measures.

Conference Call and Prepared Remarks

Nuance provides prepared remarks in combination with its press release. The prepared remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with this press release but will not be read on the conference call.

Nuance will host an investor conference call today that will begin at 5:00 p.m. ET and will include management comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at http://investors.nuance.com. The call can also be heard by dialing (877) 273-6124 or (647) 689-5393 at least five minutes prior to the call and referencing conference code 9968087. A replay will be available shortly following the conclusion of the call by dialing (800) 585-8367 or (416) 621-4642 and using the access code 9968087.

About Nuance Communications, Inc.

Nuance Communications, Inc. (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The Company delivers solutions that understand, analyze and respond to human language to increase productivity and amplify human intelligence.  With decades of domain and artificial intelligence expertise, Nuance works with thousands of organizations - in global industries that include healthcare, telecommunications, automotive, financial services, and retail - to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements

Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the ability to effect the separation and spin-off of our Auto business; our ability to successfully wind-down certain products or business lines; fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our

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productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our newly reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and to cut stranded costs related to divested businesses; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of non-GAAP Financial Measures

We believe that providing the non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations.  By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2018 and 2017, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.

We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture

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all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.

In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.
These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i)  Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii)  Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)  Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such

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intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest.  These items are further discussed as follows:
(i) Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii) Non-cash interest.  We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt.  Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP income tax provision.

Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability.  We also exclude from our non-GAAP tax provision certain discrete tax items as they occur, which in fiscal year 2018 also includes certain impacts from the Tax Cuts and Jobs Act of 2017.

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Contact Information

Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email:richard.mack@nuance.com

Financial Tables Follow

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Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended December 31,
	2018	2018	2017
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$259,588	$267,624	$257,979
Product and licensing	157,997	135,269	124,748
Maintenance and support	76,069	60,739	64,497
Total revenues	493,654	463,632	447,224

Cost of revenues:
Hosting and professional services	163,170	159,232	171,527
Product and licensing	32,750	14,720	13,772
Maintenance and support	7,761	8,527	9,425
Amortization of intangible assets	9,757	9,757	13,514
Total cost of revenues	213,438	192,236	208,238

Gross profit	280,216	271,396	238,986

Operating expenses:
Research and development	68,328	68,328	66,086
Sales and marketing	75,359	76,881	80,560
General and administrative	44,049	44,049	51,773
Amortization of intangible assets	16,974	16,974	18,841
Acquisition-related costs, net	2,836	2,836	5,561
Restructuring and other charges, net	23,081	23,081	13,569
Total operating expenses	230,627	232,149	236,390

Income from operations	49,589	39,247	2,596

Other expenses, net	(30,904)	(30,904)	(34,100)

Income (loss) before income taxes	18,685	8,343	(31,504)

Provision (benefit) for income taxes	986	576	(78,969)

Net income from continuing operations	17,699	7,767	47,465
Net income (loss) from discontinued operations	1,391	(703)	5,763
Net income	$19,090	$7,064	$53,228

Net income per common share - basic:
Continuing operations	$0.06	$0.03	$0.16
Discontinued operations	0.01	(0.01)	0.02
Total net income per basic common share	$0.07	$0.02	$0.18

Net income per common share - diluted:
Continuing operations	$0.06	$0.03	$0.16
Discontinued operations	0.01	(0.01)	0.02
Total net income per diluted common share	$0.07	$0.02	$0.18

Weighted average common shares outstanding:
Basic	287,796	287,796	291,367
Diluted	292,359	292,359	295,995

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Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2018	December 31, 2018	September 30, 2018
	(ASC 606)	(ASC 605)	(ASC 605)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$293,251	$293,251	$315,963
Marketable securities	137,896	137,896	135,579
Accounts receivable, net	337,829	369,396	347,873
Prepaid expenses and other current assets	197,414	132,209	94,814
Current assets held for sale	395,266	386,886	34,402
Total current assets	1,361,656	1,319,638	928,631

Marketable securities	18,446	18,446	21,932
Land, building and equipment, net	147,319	147,319	153,452
Goodwill	3,238,338	3,238,338	3,247,105
Intangible assets, net	424,032	424,032	450,001
Other assets	260,228	120,699	141,761
Long-term assets held for sale	—	—	359,497
Total assets	$5,450,019	$5,268,472	$5,302,379

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Contingent and deferred acquisition payments	$16,043	$16,043	$14,211
Accounts payable, accrued expenses and other current liabilities	278,417	278,125	350,251
Deferred revenue	287,242	373,339	330,689
Current liabilities held for sale	116,978	128,808	69,013
Total current liabilities	698,680	796,315	764,164

Long-term debt	2,197,734	2,197,734	2,185,361
Deferred revenue, net of current portion	441,283	442,659	434,316
Other liabilities	170,183	135,525	143,524
Long-term liabilities held for sale	—	—	57,518
Total liabilities	3,507,880	3,572,233	3,584,883

Stockholders' equity	1,942,139	1,696,239	1,717,496
Total liabilities and stockholders' equity	$5,450,019	$5,268,472	$5,302,379

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Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended
	December 31,
	2018	2017
	(ASC 606)	(ASC 605)
Cash flows from operating activities:
Net income from continuing operations	$17,699	$47,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,547	47,833
Stock-based compensation	34,340	36,225
Non-cash interest expense	12,298	13,341
Deferred tax benefit	(4,755)	(97,132)
Other	312	631
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(21,827)	(40,494)
Prepaid expenses and other assets	(19,811)	(19,001)
Accounts payable	11,437	(11,856)
Accrued expenses and other liabilities	(19,888)	3,045
Deferred revenue	35,253	88,250
Net cash provided by operating activities - continuing operations	87,605	68,307
Net cash provided by operating activities - discontinued operations	12,286	17,798
Net cash provided by operating activities	99,891	86,105
Cash flows from investing activities:
Capital expenditures	(12,220)	(12,543)
Payments for business and asset acquisitions, net of cash acquired	(1,447)	(8,648)
Purchases of marketable securities and other investments	(47,502)	(32,447)
Proceeds from sales and maturities of marketable securities and other investments	45,678	159,805
Net cash (used in) provided by investing activities	(15,491)	106,167
Cash flows from financing activities:
Repayment and redemption of debt	—	(331,172)
Payments for repurchase of common stock	(75,153)	—
Acquisition payments with extended payment terms	—	(16,880)
Proceeds from issuance of common stock from employee stock plans	—	6
Payments for taxes related to net share settlement of equity awards	(31,651)	(38,617)
Other financing activities	(699)	(65)
Net cash used in financing activities	(107,503)	(386,728)
Effects of exchange rate changes on cash and cash equivalents	391	618
Net decrease in cash and cash equivalents	(22,712)	(193,838)
Cash and cash equivalents at beginning of period	315,963	592,299
Cash and cash equivalents at end of period	$293,251	$398,461

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Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three months ended
	December 31,
	2018			2017
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$493,654	$(30,022)	$463,632	$447,224
Acquisition-related revenue adjustments: professional services and hosting	1,232	30	1,262	1,275
Acquisition-related revenue adjustments: product and licensing	178	532	710	4,639
Acquisition-related revenue adjustments: maintenance and support	146	(27)	119	57
Non-GAAP revenues	$495,210	$(29,487)	$465,723	$453,195

GAAP cost of revenues	$213,438	$(21,202)	$192,236	$208,238
Cost of revenues from amortization of intangible assets	(9,757)	—	(9,757)	(13,514)
Cost of revenues adjustments: professional services and hosting (1)	(7,332)	—	(7,332)	(7,378)
Cost of revenues adjustments: product and licensing (1)	(264)	—	(264)	(266)
Cost of revenues adjustments: maintenance and support (1)	234	—	234	(681)
Cost of revenues adjustments: Other	(373)	—	(373)	(65)
Non-GAAP cost of revenues	$195,946	$(21,202)	$174,744	$186,334

GAAP gross profit	$280,216	$(8,820)	$271,396	$238,986
Gross profit adjustments	19,048	535	19,583	27,875
Non-GAAP gross profit	$299,264	$(8,285)	$290,979	$266,862

GAAP income from operations	$49,589	$(10,342)	$39,247	$2,596
Gross profit adjustments	19,048	535	19,583	27,875
Research and development (1)	8,830	—	8,830	9,007
Sales and marketing (1)	9,257	—	9,257	10,164
General and administrative (1)	8,891	—	8,891	8,729
Acquisition-related costs, net	2,836	—	2,836	5,561
Amortization of intangible assets	16,974	—	16,974	18,841
Restructuring and other charges, net	23,081	—	23,081	13,569
Other	4,277	(41)	4,236	12,044
Non-GAAP income from operations	$142,783	$(9,848)	$132,935	$108,386

GAAP income (loss) before income taxes	$18,685	$(10,342)	$8,343	$(31,504)
Gross profit adjustments	19,048	535	19,583	27,875
Research and development (1)	8,830	—	8,830	9,007
Sales and marketing (1)	9,257	—	9,257	10,164
General and administrative (1)	8,891	—	8,891	8,729
Acquisition-related costs, net	2,836	—	2,836	5,561
Amortization of intangible assets	16,974	—	16,974	18,841
Restructuring and other charges, net	23,081	—	23,081	13,569
Non-cash interest expense	12,298	—	12,298	13,341
Other (4)	4,728	(41)	4,687	12,044
Non-GAAP income before income taxes	$124,628	$(9,848)	$114,780	$87,627

(4) The amount for the three months ended December 31, 2017 Includes approximately $10 million professional services costs related to evaluating strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment.

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Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2018			2017
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision (benefit) for income taxes	$986	$(410)	$576	$(78,969)
Income tax effect of Non-GAAP adjustments	25,820	(207)	25,613	32,161
Removal of valuation allowance and other items	1,142	(938)	204	(15,996)
Removal of discrete items(3)	1,253	—	1,253	83,195
Non-GAAP provision for income taxes	$29,201	$(1,555)	$27,646	$20,391

GAAP net income	$17,699	$(9,932)	$7,767	$47,465
Acquisition-related adjustment - revenues (2)	1,556	535	2,091	5,971
Acquisition-related costs, net	2,836	—	2,836	5,561
Cost of revenue from amortization of intangible assets	9,757	—	9,757	13,514
Amortization of intangible assets	16,974	—	16,974	18,841
Restructuring and other charges, net	23,081	—	23,081	13,569
Stock-based compensation (1)	34,340	—	34,340	36,225
Non-cash interest expense	12,298	—	12,298	13,341
Adjustment to income tax expense	(28,215)	1,145	(27,070)	(99,360)
Other (4)	5,101	(40)	5,061	12,110
Non-GAAP net income	$95,427	$(8,292)	$87,135	$67,237

Non-GAAP diluted net income per share	$0.33		$0.30	$0.23

Diluted weighted average common shares outstanding	292,359		292.359	295,995

(3) As a result of the Tax Cuts and Jobs Act ("TCJA"), for the three months ended December 31, 2017, we recorded approximately $96 million estimated deferred tax benefit, offset in part by approximately $14 million estimated tax provision for deemed repatriated foreign earnings recognized as a result of the TCJA enacted in December 2017.

(4) The amount for the three months ended December 31, 2017 Includes approximately $10 million professional services costs related to evaluating strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment.

Page	12	of 14

2019 first quarter results
Press release
February 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended December 31,
	2018	2017

(1) Stock-based compensation
Cost of professional services and hosting	$7,332	$7,378
Cost of product and licensing	264	266
Cost of maintenance and support	(234)	681
Research and development	8,830	9,007
Sales and marketing	9,257	10,164
General and administrative	8,891	8,729
Total	$34,340	$36,225

(2) Acquisition-related revenue
Revenues	$1,556	$5,971
Total	$1,556	$5,971

Page	13	of 14